EXHIBIT 10.21
SECOND AMENDMENT TO
CONTRIBUTION AGREEMENT
     THIS SECOND AMENDMENT TO CONTRIBUTION AGREEMENT (this “Amendment”) is made and entered into as of June 25, 2010, by and among Welsh Property Trust, L.P. (the “Operating Partnership”) and those parties listed on the signature page hereto (each such party, a “Contributor” and, collectively, the “Contributors”).
RECITALS
     A. Operating Partnership and the Contributors are parties to that certain Contribution Agreement effective as of March 1, 2010, as amended by that certain First Amendment to Contribution Agreement dated June 2, 2010 (as amended, the “Contribution Agreement”), pursuant to which the Contributors agreed to contribute their ownership interests in Contributed Entities defined in the Contribution Agreement to the Operating Partnership.
     B. The parties to the Contribution Agreement desire to further amend the Contribution Agreement as set forth below.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing, the terms, conditions and agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree to be bound as follows:
     1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Contribution Agreement, unless the context shall otherwise require.
     2. Definition of PPM. All references in the Contribution Agreement to the PPM are hereby amended to refer to the Confidential Offering Memorandum dated December 23, 2009, as supplemented by that Supplement No. 1 dated February 16, 2010 and as further supplemented by that Supplement No. 2 dated June 10, 2010.
     3. Contribution Value. Section 1.02 of the Contribution Agreement is hereby deleted in its entirety and replaced with the following:
     “Section 1.02 CONSIDERATION. At the Closing and subject to the terms and conditions contained in this Agreement, each Contributor hereby irrevocably agrees to accept, in exchange for its Contributed Interests, a number of OP Units equal to such Contributor’s aggregate total value set forth on Exhibit A hereto (the “Contributor’s Formation Transaction Value”), as the same may be adjusted in accordance with Section 1.04 below, divided by the Factor.”
     4. Issuance of OP Units. Section 1.03 of the Contribution Agreement is hereby deleted in its entirety and replaced with the following:

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     “Section 1.03 ISSUANCE OF OP UNITS. At the Closing and subject to the terms and conditions contained in this Agreement, the Operating Partnership shall, in exchange for the Contributed Interests contributed by each Contributor, issue to such Contributor a number of OP Units equal to such Contributor’s Formation Transaction Value, as the same may be adjusted in accordance with Section 1.04 below, divided by the Factor. No fractional OP Units shall be issued pursuant to this Agreement. If aggregating all OP Units that a Contributor would otherwise be entitled to receive as a result of any of the Formation Transactions would require the issuance of a fractional OP Unit, the number of OP Units which such Contributor shall be entitled to receive shall be rounded to the nearest whole number.”
     5. Contribution Value Adjustment. Section 1.04(c) of the Contribution Agreement is hereby amended by adding the following sentience to the end of Section 1.04(c):
     “The Operating Partnership shall have the right, in its sole discretion, to distribute cash (or require the Contributed Entity to distribute cash) to the Contributors at Closing, in lieu of increasing the Contributor’s Formation Transaction Value, if the Cut-Off Date Cash Balance is greater than the Target Cash Balance.”
     6. Defined Terms. Section 8.02 of the Contribution Agreement is amended to add the definition of “Factor” as set forth below:
     “(ff) “Factor” means $16.25.”
     7. Term of Agreement. Section 2.06 of the Contribution Agreement is hereby amended to delete the phrase “June 30, 2010” and to replace it with “July 31, 2010.”
     8. Remaining Terms. Except as expressly set forth in this Amendment, all other terms and provisions of the Contribution Agreement shall remain in full force and effect.
     9. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of any laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto hereby consents to (i) the non-exclusive jurisdiction of the courts of the State of Delaware, and (ii) service of process by mail.
     10. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute but one agreement.
     11. Binding Effect. This Amendment shall be binding upon the parties to the Contribution Agreement, and their respective successors and permitted assigns.
     12. Third Party Beneficiaries. This Amendment shall not confer any rights or remedies upon any person or entity other than the parties to the Contribution Agreement, and their respective successors and permitted assigns.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

WELSH PROPERTY TRUST, L.P.

By:	WELSH PROPERTY TRUST, LLC
Its General Partner

By: Name:	/s/ Scott T. Frederiksen Scott T. Frederiksen
Title:	Chief Executive Officer

WELSH US REAL ESTATE FUND, LLC

By:	WELSH US FUND MANAGER, LLC

By: Name:	/s/ Dennis J. Doyle Dennis J. Doyle
Title:	Chief Executive Officer

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